Exhibit 99.1

Endurance International Group Reports 2017 Fourth Quarter

and Full Year Results

Fiscal Year 2017

•	GAAP revenue of $1.177 billion

•	Net loss of $99.8 million

•	Adjusted EBITDA of $350.8 million

•	Cash flow from operations of $201.3 million

•	Free cash flow of $150.8 million

•	Total subscribers on platform were approximately 5.051 million at year end 2017

Fourth Quarter 2017

•	GAAP revenue of $294.2 million

•	Net income of $7.5 million

•	Adjusted EBITDA of $94.4 million

•	Cash flow from operations of $72.4 million

•	Free cash flow of $59.7 million

BURLINGTON, MA (February 13, 2018) — Endurance International Group Holdings, Inc. (NASDAQ: EIGI), a leading provider of cloud-based platform solutions designed to help small and medium-sized businesses succeed online, today reported financial results for its fourth quarter and fiscal year ended December 31, 2017.

“We are pleased with the profit and cash flow we generated in the fourth quarter,” commented Jeffrey H. Fox, president and chief executive officer of Endurance International Group. “We enter 2018 focused on simplifying our operations and increasing investment in our market-leading brands. We are focused on increasing the value we deliver to our customers as we integrate our assets to operate more effectively at scale.”

Full Year and Fourth Quarter 2017 Financial Highlights

•	For fiscal year 2017, revenue was $1.177 billion, an increase of 6 percent compared to $1.111 billion in fiscal 2016. Revenue for the fourth quarter of 2017 was $294.2 million, an increase of 1 percent compared to $292.1 million in the fourth quarter of 2016.

•	For fiscal year 2017, net loss was $99.8 million compared to a net loss of $81.2 million for fiscal 2016. Net income for the fourth quarter of 2017 was $7.5 million compared to a net loss of $32.1 million for the fourth quarter of 2016.

•	For fiscal year 2017, net loss attributable to Endurance International Group Holdings, Inc. was $107.3 million, or $(0.78) per diluted share, compared to a net loss of $72.8 million, or $(0.55) per diluted share, for fiscal 2016. Net income attributable to Endurance International Group Holdings, Inc. for the fourth quarter of 2017 was $7.5 million, or $0.05 per diluted share, compared to a net loss of $34.9 million, or $(0.26) per diluted share, for the fourth quarter of 2016.

•	Adjusted EBITDA for fiscal year 2017 was $350.8 million, an increase of 22 percent compared to $288.4 million in fiscal 2016. Adjusted EBITDA for the fourth quarter of 2017 was $94.4 million, an increase of 9 percent compared to $87.0 million in the fourth quarter of 2016.

•	Cash flow from operations for fiscal year 2017 was $201.3 million, an increase of 30 percent compared to $155.0 million for fiscal 2016. Cash flow from operations for the fourth quarter of 2017 was $72.4 million, an increase of 36 percent compared to $53.2 million for the fourth quarter of 2016.

•	Free cash flow, defined as cash flow from operations less capital expenditures and capital lease obligations, for fiscal year 2017 was $150.8 million, an increase of 35 percent compared to $111.8 million in fiscal 2016. Free cash flow for the fourth quarter of 2017 was $59.7 million, an increase of 37 percent compared to $43.7 million for the fourth quarter of 2016.

•	During fiscal 2017, the company reduced the balance of its term loan by $100.4 million.

Full Year and Fourth Quarter Operating Highlights

•	Total subscribers on platform at December 31, 2017 were approximately 5.051 million, compared to approximately 5.122 million subscribers at September 30, 2017 and 5.371 million subscribers at December 31, 2016. See “Total Subscribers” below.

•	Average revenue per subscriber, or ARPS, for fiscal year 2017 was $18.82, compared to $17.53 for fiscal year 2016. ARPS for the fourth quarter of 2017 was $19.28, compared to $18.02 for the fourth quarter of 2016.

Fiscal 2018 Guidance

The company is providing the following guidance as of the date of this release, February 13, 2018. For the full year ending December 31, 2018, the company expects:

	2017 Actual As reported	Guidance (as of February 13, 2018)
GAAP revenue	$1.177 billion	$1.140 to $1.160 billion
Adjusted EBITDA	$351 million	$310 to $330 million
Free cash flow	$151 million	~$120 million

Free cash flow guidance does not include the impact of potential settlements of pending legal proceedings. Adjusted EBITDA and free cash flow are non-GAAP financial measures. A reconciliation of these non-GAAP financial measures to their most comparable measure calculated in accordance with GAAP is provided in the financial statement tables included at the end of this press release.

Conference Call and Webcast Information

Endurance International Group’s fourth quarter and full year 2017 financial results teleconference and webcast is scheduled to begin at 8:00 a.m. EST on Tuesday, February 13, 2018. To participate on the live call, analysts and investors should dial (888) 734-0328 at least ten minutes prior to the call. Endurance International Group will also offer a live and archived webcast of the conference call, accessible from the Investor Relations section of the company’s website at http://ir.endurance.com.

Non-GAAP Financial Measures

In addition to our financial information presented in accordance with GAAP, we use adjusted EBITDA and free cash flow, which are non-GAAP financial measures, to evaluate the operating and financial performance of our business, identify trends affecting our business, develop projections and make strategic business decisions. A non-GAAP financial measure is a numerical measure of a company’s operating performance, financial position or cash flow that excludes amounts that are included in the most directly comparable measure calculated and presented in accordance with GAAP or includes amounts that are excluded from the most directly comparable measure calculated and presented in accordance with GAAP.

Our non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in our industry, as other companies in our industry may calculate non-GAAP financial results differently. In addition, there are limitations in using non-GAAP financial measures because they are not prepared in accordance with GAAP and exclude expenses that may have a material impact on our reported financial results. For example, adjusted EBITDA excludes interest expense, which has been and will continue to be for the foreseeable future a significant recurring expense in our business. The presentation of non-GAAP financial information is not meant to be considered in isolation from, or as a substitute for, the most directly comparable financial measures prepared in accordance with GAAP. We urge you to review the additional information about adjusted EBITDA and free cash flow shown below, including the reconciliations of these non-GAAP financial measures to their comparable GAAP financial measures, and not to rely on any single financial measure to evaluate our business.

Adjusted EBITDA is a non-GAAP financial measure that we calculate as net (loss) income, excluding the impact of interest expense (net), income tax expense (benefit), depreciation, amortization of other intangible assets, stock-based compensation, restructuring expenses, transaction expenses and charges, (gain) loss of unconsolidated entities, impairment of other long-lived assets, and SEC investigations reserve. We view adjusted EBITDA as a performance measure and believe it helps investors evaluate and compare our core operating performance from period to period.

Free Cash Flow, or FCF, is a non-GAAP financial measure that we calculate as cash flow from operations less capital expenditures and capital lease obligations. We believe that FCF provides investors with an indicator of our ability to generate positive cash flows after meeting our obligations with regard to capital expenditures (including capital lease obligations).

Key Operating Metrics

Total Subscribers—We define total subscribers as the approximate number of subscribers that, as of the end of a period, are identified as subscribing directly to our products on a paid basis, excluding accounts that access our solutions via resellers or that purchase only domain names from us. Subscribers of more than one brand, and subscribers with more than one distinct billing relationship or subscription with us, are counted as separate subscribers. Total subscribers for a period reflects adjustments to add or subtract subscribers as we integrate acquisitions and/or are otherwise able to identify subscribers that meet, or do not meet, this definition of total subscribers. In the fourth quarter of 2017, these adjustments had a net negative impact of approximately 700 subscribers on our total subscriber count.

Average Revenue Per Subscriber (ARPS)—We calculate ARPS as the amount of revenue we recognize in a period, including marketing development funds and other revenue not received from subscribers, divided by the average of the number of total subscribers at the beginning of the period and at the end of the period, which we refer to as average subscribers for the period, divided by the number of months in the period. See definition of “Total Subscribers” above. ARPS does not represent an exact measure of the average amount a subscriber spends with us each month, since our calculation of ARPS is impacted by revenues generated by non-subscribers.

Forward-Looking Statements

This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements concerning our financial guidance for fiscal year 2018, our expectations regarding our 2018 priorities and investment plans, the ability of these investments to drive future growth and long-term value, and our expected financial and operational performance in general. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts, and statements identified by words such as “expects,” “believes,” “estimates,” “may,” “continue,” “positions,” “confident,” and variations of such words or words of similar meaning and the use of future dates. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that these plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation: the possibility that our financial guidance may differ from expectations (including due to our payment of any potential settlements of pending legal proceedings); the possibility that our planned investment initiatives will not result in the anticipated benefits to our business; the possibility that we will continue to experience decreases in our subscriber base; an adverse impact on our business from litigation or regulatory proceedings; an adverse impact on our business from our substantial indebtedness and the cost of servicing our debt; the rate of growth of the Small and Medium Business (“SMB”) market for our solutions; our inability to grow our subscriber base, increase sales to our existing subscribers, or retain our existing subscribers; system or Internet failures; our inability to maintain or improve our competitive position or market share; and other risks and uncertainties discussed in our filings with the SEC, including the “Risk Factors” section of our most recent Quarterly Report on Form 10-Q for the quarter ended September 30, 2017 and other reports we file with the SEC.

We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

About Endurance International Group

Endurance International Group Holdings, Inc. (NASDAQ:EIGI) (em)Powers millions of small businesses worldwide with products and technology to enhance their online web presence, email marketing, mobile business solutions, and more. The Endurance family of brands includes: Constant Contact, Bluehost, HostGator, Domain.com and SiteBuilder, among others. Headquartered in Burlington, Massachusetts, Endurance employs over 3,600 people across the United States, Brazil, India and the Netherlands. For more information, visit: www.endurance.com.

Endurance International Group and the compass logo are trademarks of The Endurance International Group, Inc. Constant Contact, the Constant Contact logo and other brand names of Endurance International Group are trademarks of The Endurance International Group, Inc. or its subsidiaries.

Investor Contact:

Angela White

Endurance International Group

(781) 852-3450

ir@endurance.com

Press Contact:

Kristen Andrews

Endurance International Group

(781) 482-5809

press@endurance.com

Endurance International Group Holdings, Inc.

Consolidated Balance Sheets

(unaudited)

(in thousands, except share and per share amounts)

	December 31, 2016	December 31, 2017
Assets
Current assets:
Cash and cash equivalents	$53,596	$66,493
Restricted cash	3,302	2,625
Accounts receivable	13,088	15,945
Prepaid domain name registry fees	55,444	53,805
Prepaid expenses and other current assets	28,678	29,327

Total current assets	154,108	168,195
Property and equipment—net	95,272	95,452
Goodwill	1,859,909	1,850,582
Other intangible assets—net	612,057	455,440
Deferred financing costs	4,932	3,189
Investments	15,857	15,267
Prepaid domain name registry fees, net of current portion	10,429	10,806
Other assets	3,710	2,155

Total assets	$2,756,274	$2,601,086

Liabilities, redeemable non-controlling interest and stockholders’ equity
Current liabilities:
Accounts payable	16,074	11,058
Accrued expenses	67,722	79,991
Accrued interest	27,246	24,457
Deferred revenue	355,190	361,940
Current portion of notes payable	35,700	33,945
Current portion of capital lease obligations	6,690	7,630
Deferred consideration—short term	5,273	4,365
Other current liabilities	2,890	4,031

Total current liabilities	516,785	527,417
Long-term deferred revenue	89,200	90,972
Notes payable—long term, net of original issue discounts of $25,853 and $25,811, and deferred financing costs of $43,342 and $37,736, respectively	1,951,280	1,858,300
Capital lease obligations—long term	512	7,719
Deferred tax liability	39,943	19,696
Deferred consideration—long term	7,444	3,551
Other liabilities	8,974	10,426

Total liabilities	2,614,138	2,518,081

Redeemable non-controlling interest	17,753	—
Commitments and contingencies
Stockholders’ equity:
Preferred Stock—par value $0.0001; 5,000,000 shares authorized; no shares issued or outstanding	—	—
Common Stock—par value $0.0001; 500,000,000 shares authorized; 134,793,857 and 140,190,695 shares issued at December 31, 2016 and December 31, 2017, respectively; 134,793,857 and 140,190,695 outstanding at December 31, 2016 and December 31, 2017, respectively	14	14
Additional paid-in capital	868,228	931,033
Accumulated other comprehensive loss	(3,666)	(541)
Accumulated deficit	(740,193)	(847,501)

Total stockholders’ equity	124,383	83,005

Total liabilities, redeemable non-controlling interest and stockholders’ equity	$2,756,274	$2,601,086

Endurance International Group Holdings, Inc.

Consolidated Statements of Operations and Comprehensive Loss

(unaudited)

(in thousands, except share and per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2017	2016	2017
Revenue	$292,123	$294,250	$1,111,142	$1,176,867
Cost of revenue	145,011	149,733	583,991	603,930

Gross profit	147,112	144,517	527,151	572,937

Operating expense:
Sales and marketing	68,567	66,306	303,511	277,460
Engineering and development	19,671	18,379	87,601	78,772
General and administrative	34,587	33,043	143,095	163,972
Impairment of goodwill	—	12,129	—	12,129
Transaction expenses	27	—	32,284	773

Total operating expense	122,852	129,857	566,491	533,106

Income (loss) from operations	24,260	14,660	(39,340)	39,831

Other income (expense):
Other income (loss), net	(4,703)	—	1,862	(600)
Interest income	138	230	576	736
Interest expense	(40,315)	(36,120)	(152,888)	(157,142)

Total other expense—net	(44,880)	(35,890)	(150,450)	(157,006)

Loss before income taxes and equity earnings of unconsolidated entities	(20,620)	(21,230)	(189,790)	(117,175)
Income tax expense (benefit)	11,362	(28,665)	(109,858)	(17,281)

(Loss) income before equity earnings of unconsolidated entities	(31,982)	7,435	(79,932)	(99,894)

Equity loss (income) of unconsolidated entities, net of tax	100	(38)	1,297	(110)

Net (loss) income	$(32,082)	$7,473	$(81,229)	$(99,784)

Net loss attributable to non-controlling interest	(841)	—	(15,167)	277
Excess accretion of non-controlling interest	3,624	—	6,769	7,247

Total net income (loss) attributable to non-controlling interest	2,783	—	(8,398)	7,524

Net (loss) income attributable to Endurance International Group Holdings, Inc.	$(34,865)	$7,473	$(72,831)	$(107,308)

Comprehensive loss:
Foreign currency translation adjustments	(1,591)	106	(597)	3,091
Unrealized gain (loss) on cash flow hedge, net of taxes of $97 and $192, and $(792) and $11 for the three and twelve months ended December 31, 2016 and 2017, respectively	515	343	(1,351)	34

Total comprehensive (loss) income	$(35,941)	$7,923	$(74,779)	$(104,183)

Net (loss) income per share attributable to Endurance International Group Holdings, Inc.—basic	$(0.26)	$0.05	$(0.55)	$(0.78)

Net (loss) income per share attributable to Endurance International Group Holdings, Inc.—diluted	(0.26)	$0.05	$(0.55)	(0.78)

Weighted-average number of common shares used in computing net loss per share attributable to Endurance International Group Holdings, Inc.—basic	134,453,029	138,921,118	133,415,732	137,322,201

Weighted-average number of common shares used in computing net loss per share attributable to Endurance International Group Holdings, Inc.—diluted	134,453,029	141,307,988	133,415,732	137,322,201

Endurance International Group Holdings, Inc.

Consolidated Statements of Cash Flows

(unaudited)

(in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2017	2016	2017
Cash flows from operating activities:
Net (loss) income	$(32,082)	$7,473	$(81,229)	$(99,784)
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation of property and equipment	13,418	14,452	60,360	55,185
Amortization of other intangible assets from acquisitions	37,883	35,800	143,562	140,354
Amortization of deferred financing costs	1,751	1,913	6,073	7,316
Amortization of net present value of deferred consideration	191	128	2,617	632
Amortization of original issuance discount	854	1,069	2,970	3,860
Impairment of long-lived assets	754	4,883	9,039	18,731
Impairment of investments	—	—	—	600
Impairment of goodwill	—	12,129	—	12,129
Stock-based compensation	10,049	11,252	58,267	60,001
Deferred tax expense (benefit)	11,305	(26,700)	(113,242)	(20,258)
Gain on sale of assets	(75)	2	(243)	(315)
(Gain) loss from unconsolidated entities	4,703	(38)	(1,862)	(110)
(Gain) loss of unconsolidated entities	100	(110)	1,297	—
Financing costs expensed	—	—	—	5,487
Loss on early extinguishment of debt	—	—	—	992
Dividend from minority interest	50	—	100	100
(Gain) loss from change in deferred consideration	13	—	(20)	—
Changes in operating assets and liabilities:
Accounts receivable	(2,996)	(2,230)	(1,620)	(3,102)
Prepaid expenses and other current assets	4,274	2,344	(4,932)	1,834
Accounts payable and accrued expenses	7,164	16,695	19,458	9,386
Deferred revenue	(4,199)	(6,765)	54,366	8,235

Net cash provided by operating activities	53,157	72,297	154,961	201,273

Cash flows from investing activities:
Businesses acquired in purchase transaction, net of cash acquired	—	—	(889,634)	—
Purchases of property and equipment	(7,942)	(10,967)	(37,259)	(43,062)
Cash paid for minority investment	—	—	(5,600)	—
Proceeds from sale of assets	—	238	676	530
Proceeds from note receivable	434	—	—	—
Purchases of intangible assets	—	—	(27)	(1,966)
Net (deposits) and withdrawals of principal balances in restricted cash accounts	181	22	(557)	677

Net cash used in investing activities	(7,327)	(10,707)	(932,401)	(43,821)

Cash flows from financing activities:
Proceeds from issuance of term loan	—	—	1,056,178	1,693,007
Repayment of term loan	(12,425)	(64,487)	(55,200)	(1,797,634)
Proceeds from borrowing of revolver	5,000	—	54,500	—
Repayment of revolver	(38,500)	—	(121,500)	—
Payment of financing costs	—	—	(52,561)	(6,304)
Payment of deferred consideration	(7,964)	(25)	(51,044)	(5,433)
Payment of redeemable non-controlling interest liability	—	—	(33,425)	(25,000)
Principal payments on capital lease obligations	(1,520)	(1,711)	(5,892)	(7,390)
Proceeds from exercise of stock options	260	501	2,564	2,049
Capital investment from minority interest partner	—	—	2,776	—

Net cash provided by (used in) financing activities	(55,149)	(65,722)	796,396	(146,705)

Net effect of exchange rate on cash and cash equivalents	(233)	(6)	1,610	2,150

Net increase in cash and cash equivalents	(9,552)	(4,138)	20,566	12,897

Cash and cash equivalents:
Beginning of period	63,148	70,521	33,030	53,596

End of period	$53,596	$66,383	$53,596	$66,493

Supplemental cash flow information:
Interest paid	$27,882	$22,881	$119,063	$141,157
Income taxes paid	$879	$(589)	$4,278	$3,369
Supplemental disclosure of non-cash financing activities:
Shares or awards issued in connection with acquisitions	$—	$—	$5,395	$—
Assets acquired under capital lease		$12,408	$—	$15,536

GAAP to Non-GAAP reconciliation - Adjusted EBITDA

The following table presents a reconciliation of net income (loss) calculated in accordance with GAAP to adjusted EBITDA (all data in thousands):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2017	2016	2017
Net (loss) income	$(32,082)	$7,473	$(81,229)	$(99,784)
Interest expense, net(1)	40,177	35,890	152,312	156,406
Income tax expense (benefit)	11,362	(28,665)	(109,858)	(17,281)
Depreciation	13,418	14,452	60,360	55,185
Amortization of other intangible assets	37,883	35,800	143,562	140,354
Stock-based compensation	10,049	11,252	58,267	60,001
Restructuring expenses	582	1,226	24,224	15,810
Transaction expenses and charges	27	—	32,284	773
(Gain) loss of unconsolidated entities(2)	4,803	(38)	(565)	(110)
Impairment of other long-lived assets	754	17,012	9,039	31,460
SEC investigations reserve	—	—	—	8,000

Adjusted EBITDA	$86,973	$94,402	$288,396	$350,814

(1)	Interest expense includes impact of amortization of deferred financing costs, original issue discounts and interest income.
(2)	The (gain) loss of unconsolidated entities includes our proportionate share of net (gains) losses from unconsolidated entities, (gains) losses from revaluation of our existing investments to their implied fair values if and when we obtain control of the equity investee, and impairment charges, if any.

GAAP to Non-GAAP reconciliation – Free Cash Flow

The following table reflects the reconciliation of cash flow from operations to free cash flow (“FCF”) (all data in thousands):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2017	2016	2017
Cash flow from operations	$53,157	$72,407	$154,961	$201,273
Less:
Capital expenditures and capital lease obligations (1)	(9,462)	(12,678)	(43,151)	(50,452)

Free cash flow	$43,695	$59,729	$111,810	$150,821

(1)	Capital expenditures during the three and twelve months ended December 31, 2016 includes $1.5 million and $5.9 million of principal payments under a three year capital lease for software. Capital expenditures during the three and twelve months ended December 31, 2017 includes $1.7 million and $7.4 million of principal payments under a two year capital lease for software. The remaining balance on the capital lease is $15.3 million as of December 31, 2017.

Average Revenue Per Subscriber - Calculation and Segment Detail

Starting with the fourth quarter of 2017, we will present our financial results in the following three segments:

•	Web presence. The web presence segment consists primarily of our web hosting brands and related products such as website security, website design tools and services, and e-commerce products.

•	Email marketing. The email marketing segment consists of Constant Contact email marketing tools and related products and the SinglePlatform digital storefront product.

•	Domain. The domain segment consists of domain-focused brands and certain web hosting brands that are aligned with the our domain-focused brands. This segment sells domain names and domain management services to resellers and end users, as well as premium domain names, and also generates advertising revenue from domain name parking.

The following table presents the calculation of ARPS, on a consolidated basis and by segment (all data in thousands, except ARPS data):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2017	2016	2017
Consolidated revenue	$292,123	$294,250	$1,111,142	$1,176,867
Consolidated total subscribers	5,371	5,051	5,371	5,051
Consolidated average subscribers	5,405	5,087	5,283	5,211
Consolidated average revenue per subscriber (ARPS)	$18.02	$19.28	$17.53	$18.82

Web presence revenue	161,878	$158,332	648,732	$641,993
Web presence subscribers	4,198	3,849	4,198	3,849
Web presence average subscribers	4,240	3,903	4,233	4,024
Web presence ARPS	$12.73	$13.52	$12.77	$13.29

Email marketing revenue	97,153	$102,849	326,808	$401,250
Email marketing subscribers	544	519	544	519
Email marketing average subscribers	545	521	494	531
Email marketing ARPS	$59.43	$65.79	$55.11	$62.92

Domain revenue	33,092	$33,069	135,602	$133,624
Domain subscribers	629	683	629	683
Domain average subscribers	621	663	556	656
Domain ARPS	$17.77	$16.63	$20.34	$16.98

The following table presents a reconciliation by segment of net income (loss) calculated in accordance with GAAP to adjusted EBITDA (all data in thousands):

	Three Months Ended December 31, 2017
	Web presence	Email marketing	Domain	Total
Revenue	$158,332	$102,849	$33,069	$294,250
Gross profit	$74,387	$66,760	$3,370	$144,517
Net income (loss)	$2,971	$(2,589)	$7,091	$7,473
Less:
Interest expense, net(1)	$16,614	$18,702	$574	$35,890
Income tax expense (benefit)	$(11,304)	$9,973	$(27,334)	$(28,665)
Depreciation	$10,233	$3,280	$939	$14,452
Amortization of other intangible assets	$15,846	$18,770	$1,184	$35,800
Stock-based compensation	$8,618	$1,542	$1,092	$11,252
Restructuring expenses	$187	$838	$201	$1,226
Transaction expenses and charges	$—	$—	$—	$—
Gain of unconsolidated entities(2)	$(38)	$—	$—	$(38)
Impairment of other long-lived assets	$—	$—	$17,012	$17,012
SEC investigations reserve	$—	$—	$—	$—

Adjusted EBITDA	$43,127	$50,516	$759	$94,402

	Twelve Months Ended December 31, 2017
	Web presence	Email marketing	Domain	Total
Revenue	$641,993	$401,250	$133,624	$1,176,867
Gross profit	$298,687	$254,941	$19,309	$572,937
Net loss	$(70,375)	$(10,615)	$(18,794)	$(99,784)
Plus:
Interest expense, net(1)	$67,491	$86,914	$2,001	$156,406
Income tax expense (benefit)	$2,575	$5,152	$(25,008)	$(17,281)
Depreciation	$37,634	$13,912	$3,639	$55,185
Amortization of other intangible assets	$60,277	$74,467	$5,610	$140,354
Stock-based compensation	$46,641	$6,934	$6,426	$60,001
Restructuring expenses	$9,131	$5,581	$1,098	$15,810
Transaction expenses and charges	$—	$773	$—	$773
Gain of unconsolidated entities(2)	$(110)	$—	$—	$(110)
Impairment of other long-lived assets	$600	$—	$30,860	$31,460
SEC investigations reserve	$4,323	$2,751	$926	$8,000

Adjusted EBITDA	$158,187	$185,869	$6,758	$350,814

	Three months ended December 31, 2016
	Web presence	Email marketing	Domain	Total
Revenue	$161,877	$97,153	$33,093	$292,123
Gross profit	$77,622	$58,734	$10,756	$147,112
Net loss	$(27,825)	$(3,923)	$(334)	$(32,082)
Plus:
Interest expense, net(1)	$16,866	$22,671	$640	$40,177
Income tax expense (benefit)	$13,555	$(2,357)	$164	$11,362
Depreciation	$8,580	$4,053	$785	$13,418
Amortization of other intangible assets	$18,057	$18,252	$1,574	$37,883
Stock-based compensation	$7,411	$1,964	$674	$10,049
Restructuring expenses	$344	$238	$—	$582
Transaction expenses and charges	$27	$—	$—	$27
Loss of unconsolidated entities(2)	$4,803	$—	$—	$4,803
Impairment of other long-lived assets	$754	$—	$—	$754

Adjusted EBITDA	$42,572	$40,898	$3,503	$86,973

	Twelve months ended December 31, 2016
	Web presence	Email marketing	Domain	Total
Revenue	$648,732	$326,808	$135,602	$1,111,142
Gross profit	$309,116	$173,163	$44,872	$527,151
Net loss	$(24,382)	$(55,857)	$(990)	$(81,229)
Plus:
Interest expense, net(1)	$68,617	$81,469	$2,226	$152,312
Income tax expense (benefit)	$(79,632)	$(33,543)	$3,317	$(109,858)
Depreciation	$33,590	$23,747	$3,023	$60,360
Amortization of other intangible assets	$72,733	$64,679	$6,150	$143,562
Stock-based compensation	$41,481	$12,403	$4,383	$58,267
Restructuring expenses	$1,625	$22,379	$220	$24,224
Transaction expenses and charges	$31,260	$984	$40	$32,284
Gain of unconsolidated entities(2)	$(565)	$—	$—	$(565)
Impairment of other long-lived assets	$9,039	$—	$—	$9,039

Adjusted EBITDA	$153,766	$116,261	$18,369	$288,396

(1)	Interest expense includes impact of amortization of deferred financing costs, original issue discounts and interest income.
(2)	The (gain) loss of unconsolidated entities includes our proportionate share of net (gains) losses from unconsolidated entities, (gains) losses from revaluation of our existing investments to their implied fair values if and when we obtain control of the equity investee, and impairment charges, if any.

GAAP to Non-GAAP Reconciliation of Fiscal Year 2018 Guidance (as of February 13, 2018)—Adjusted EBITDA

The following table reflects the reconciliation of fiscal year 2018 estimated net loss calculated in accordance with GAAP to fiscal year 2018 guidance for adjusted EBITDA. All figures shown are approximate.

($ in millions)	Twelve Months Ending December 31, 2018
Estimated net loss	$(27)	$(7)
Estimated interest expense (net)	135	135
Estimated income tax expense (benefit)	8	8
Estimated depreciation	55	55
Estimated amortization of acquired intangible assets	100	100
Estimated stock-based compensation	35	35
Estimated restructuring expenses	4	4
Estimated transaction expenses and charges	—	—
Estimated (gain) loss of unconsolidated entities	—	—
Estimated impairment of other long-lived assets	—	—

Adjusted EBITDA guidance	$310	$330

GAAP to Non-GAAP Reconciliation of Fiscal Year 2018 Guidance (as of February 13, 2018)—Free Cash Flow

The following table reflects the reconciliation of fiscal year 2018 estimated cash flow from operations calculated in accordance with GAAP to fiscal year 2018 guidance for free cash flow. All figures shown are approximate.

($ in millions)	Twelve Months Ending December 31, 2018
Estimated cash flow from operations	$178
Estimated capital expenditures and capital lease obligations	(58)

Free cash flow guidance	$120